EXHIBIT 16.1

Deliotte &
 Touche LLP
              Certified Public Accountants   Suite 1200
                                             201 East Kennedy Boulevard
                                             Tampa, Florida 33602-5821
                                             Telephone: (813) 273-8300


December 23, 1998

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, DC 20549

Dear Sirs/Madams:

We have read and, except for the comments in Item 4(a)(iii), agree with the comments in Item 4(a) of Form 8-K of Outback Steakhouse, Inc. dated December 23, 1998. As to Items 4(a)(iii) and 4(b), we have no basis for agreeing or disagreeing with the comments.


Yours truly,

/s/ Deloitte & Touche LLP